EXHIBIT 10.1


                             McMoRan EXPLORATION CO.
                            ADJUSTED STOCK AWARD PLAN


                                    SECTION 1

                  Purpose. The purpose of the McMoRan Exploration Co. Adjusted Stock Award Plan (the "Plan") is to provide for the issuance and administration of certain awards relating to common stock of the Company for the benefit certain persons in connection with the conversion of all outstanding shares of common stock of McMoRan Oil & Gas Co. ("MOXY") and Freeport-McMoRan Sulphur Inc. ("FSC"), affiliates of the Company, into shares of common stock of the Company upon the mergers of MOXY and FSC into subsidiaries of the Company.


                                    SECTION 2

                  Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

                  "Award" shall mean any Option or Limited Right granted under this Plan.

                  "Award Agreement" shall mean any written agreement, contract, notice or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

                  "Board" shall mean the Board of Directors of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" shall mean, until otherwise determined by the Board, the Corporate Personnel Committee of the Board.

                  "Company" shall mean McMoRan Exploration Co.

                  "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

                  "Effective Time" shall mean the effective time of the Mergers.

                  "Eligible Individual" shall mean any person who immediately prior to the Effective Time holds a MOXY Award or an FSC Award.

                  "FSC Award" shall mean an option to purchase FSC common stock granted by FSC that is outstanding and unexercised immediately prior to the Effective Time.

                  "Limited Right" shall mean any right granted under Section 7 of the Plan.

                  "Mergers" shall mean the mergers of MOXY and FSC into subsidiaries of the Company.

                  "MOXY Award" shall mean any of the MOXY Options and MOXY SIUs.

                  "MOXY Option" shall mean an option to purchase MOXY common stock granted by MOXY that is outstanding and unexercised immediately prior to the Effective Time.

                  "MOXY SIU" shall mean a stock incentive unit granted under the MOXY Adjusted Stock Award Plan that is outstanding and unexercised immediately prior to the Effective Time.

                  "Offer" shall mean any tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, as a result of which any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially more than 40% of the Shares outstanding (exclusive of Shares held in the Company's treasury or by the Company's Subsidiaries).

                  "Offer Price" shall mean the highest price per Share paid in any Offer that is in effect at any time during the period beginning on the ninetieth day prior to the date on which a Limited Right is exercised and ending on and including the date of exercise of such Limited Right. Any securities or property that comprise all or a portion of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price at the higher of (i) the valuation placed on such securities or property by the person or persons making such Offer, or (ii) the valuation, if any, placed on such securities or property by the Committee or the Board.

                  "Option" shall mean a nonqualified stock option granted under
Section 6 of the Plan.

                  "Participant" shall mean any Eligible Individual granted an Award under the Plan.

                  "Person" shall mean any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

                  "SEC" shall mean the Securities and Exchange Commission, including the staff thereof, or any successor thereto.

                  "Section 162(m)" shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.

                  "Shares" shall mean the shares of common stock, par value $.01 per share, of the Company, including any attached preferred stock purchase rights, and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

                  "Subsidiary" shall mean any corporation, limited liability company or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation, limited liability company or other entity.


                                    SECTION 3

                  Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee shall have no discretion relating to the timing, pricing and size of Awards granted under the Plan, which shall be determined in accordance with the provisions of Sections 6 and 7. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.


                                    SECTION 4

                  Eligibility. Each Eligible Individual shall be granted an Award in accordance with the provisions of the Plan.


                                    SECTION 5

                  (a) Shares Available for Awards. Subject to adjustment as provided in Section 5(b):

                           (i) Calculation of Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be such number of Shares as results from the application of the award formulas set forth in Sections 6 and 7. If, after the effective date of the Plan, an Award granted under the Plan expires or is exercised, forfeited, canceled or terminated without the delivery of Shares, then the Shares covered by such Award or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such expiration, exercise, forfeiture, cancellation or termination, shall not thereafter be available for grants or Awards under the Plan.

                           (ii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and acquired in the open market or otherwise obtained by the Company or a Subsidiary.

                           (iii) Individual Limit. Any provision of the Plan to the contrary notwithstanding, no individual may receive in any year Awards under the Plan, whether payable in cash or Shares, that relate to more than 350,000 Shares.

                  (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.


                                    SECTION 6

                  (a) Stock Options.

                           (i) At the Effective Time, each holder of a MOXY Award shall receive an Option to purchase such number of Shares (disregarding any fractional Share) as such holder would be eligible to receive in the Mergers with respect to the number of shares of MOXY common stock subject to such MOXY Award if such holder were the owner of record of such MOXY shares immediately prior to the Effective Time. Except as set forth below in this Section 6(a)(i) and in Section 6(b), each such Option shall have the same remaining term and other terms and conditions (whether such terms and conditions are contained in the related MOXY Award agreement or notice or in the plan under which such MOXY Award was made) and shall be exercisable to the same extent as the MOXY Award from which it was derived, with such changes and modifications as are necessary to substitute the Company for MOXY as the issuer of the Option. Notwithstanding the foregoing, each such Option shall become immediately exercisable in full when there shall be a change in the composition of the Board at any time within two years after the Effective Time such that the persons who were directors of MOXY immediately prior to the Effective Time cease to constitute a majority of the Board.

                           (ii) At the Effective Time, each holder of an FSC Award shall receive an Option to purchase such number of Shares (disregarding any fractional Share) as such holder would be eligible to receive in the Mergers with respect to the number of shares of FSC common stock subject to such FSC Award if such holder were the owner of record of such FSC shares immediately prior to the Effective Time. Except as set forth below in this Section 6(a)(ii) and in Section 6(b), each such Option shall have the same remaining term and other terms and conditions (whether such terms and conditions are contained in the related FSC Award agreement or notice or in the plan under which such FSC Award was made) and shall be exercisable to the same extent as the FSC Award from which it was derived, with such changes and modifications as are necessary to substitute the Company for FSC as the issuer of the Option. Notwithstanding the foregoing, each such Option shall become immediately exercisable in full when there shall be a change in the composition of the Board at any time within two years after the Effective Time such that the persons who were directors of FSC immediately prior to the Effective Time cease to constitute a majority of the Board.

                  (b) Exercise Price. The per Share exercise price of each Option granted pursuant to Section 6(a)(i) shall be the per share exercise price or grant price of the MOXY Award from which such Option was derived divided by
0.2. The per Share exercise price of each Option granted pursuant to Section 6(a)(ii) shall be the per share exercise price of the FSC Award from which such Option was derived divided by 0.625.

                  (c) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by applying cash amounts payable by the Company upon the exercise of such Option or other Awards by the holder thereof or by exchanging whole Shares owned by such holder (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash, cash equivalents, cash amounts so payable by the Company upon exercises of Awards and the fair market value of any such whole Shares so tendered to the Company, valued (in accordance with procedures established by the Committee) as of the effective date of such exercise, is at least equal to such option price.


                                    SECTION 7

                  (a) Limited Rights.

                           (i) Each holder of a MOXY Award shall receive, at the same time as and in tandem with each Option granted to such holder under Section 6(a)(i), Limited Rights equal in number to the number of Shares subject to such Option with which such Limited Rights are in tandem. Such Limited Rights shall have a grant price equal to the exercise price of the Options under Section 6 with which they are in tandem, and shall in all other respects contain the same terms and conditions as the agreement or notice pertaining to the MOXY Award from which they derived.

                           (ii) Each holder of an FSC Award shall receive, at the same time as and in tandem with each Option granted to such holder under Section 6(a)(ii), Limited Rights equal in number to the number of Shares subject to such Option with which such Limited Rights are in tandem. Such Limited Rights shall have a grant price equal to the exercise price of the Options under Section 6 with which they are in tandem, and shall in all other respects contain the same terms and conditions as the agreement or notice pertaining to the FSC Award from which they derived.

                  (b) A Limited Right shall entitle the holder thereof to receive an amount equal to the excess, if any, of the Offer Price on the date of exercise of the Limited Right over the grant price. Any Limited Right may be settled in cash, Shares or a combination of cash and Shares, as determined by the Committee or the Board at the time of exercise, and shall only be exercisable during a period beginning not earlier than one day and ending not more than ninety days after the expiration date of an Offer.


                                    SECTION 8

                  (a) Amendments to the Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval necessary to qualify Awards as "performance based" compensation under Section 162(m) or any successor provision if such qualification is deemed necessary or desirable by the Committee. Notwithstanding anything to the contrary contained herein, (i) the Committee may amend the Plan in such manner as may be necessary for the Plan to conform with local rules and regulations in any jurisdiction outside the United States and (ii) any amendment, suspension or termination made in accordance with this Section 8(a) that would adversely affect a holder's rights under an Award made under the Plan may not be made without such holder's consent.

                  (b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

                  (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. The determinations of value under this subsection shall be made by the Committee in its sole discretion.


                                    SECTION 9

                  (a) Award Agreements. Each Award hereunder shall be evidenced by a writing delivered to the Participant that shall specify the terms and conditions thereof and any rules applicable thereto and that shall, in accordance with the provisions of the Plan, replicate as closely as possible the terms, conditions and other contractual attributes of the MOXY Award or FSC Award from which the Award is derived, as in effect immediately prior to the Effective Time.

                  (b) Withholding.

                           (i) A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant.

                           (ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of Shares under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by electing (the "Election") that the Company withhold from the issuance Shares having a value equal to the amount required to be withheld. The value of the Shares withheld shall be based on the fair market value of the Shares on the date that the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the "Tax Date").

                           (iii) Each Election must be made prior to the Tax Date. The Committee may suspend or terminate the right to make Elections at any time.

                           (iv) A Participant may also satisfy his total tax liability related to the Award by delivering Shares owned by the Participant. The value of the Shares delivered shall be based on the fair market value of the Shares on the Tax Date.

                  (c) Transferability. No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except:
(i) by will; (ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or (iv) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, (a) to Immediate Family Members, (b) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (c) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (d) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimus beneficial interest in a partnership, limited liability company or trust described in (b),
(c) or (d) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 9(c).

                  (d) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

                  (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be engaged or employed by or retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from engagement or employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or any agreement relating to the engagement or employment of the Participant by the Company or any Subsidiary.

                  (g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

                  (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

                  (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

                  (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine, in accordance with the terms of the Plan, as applicable, whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

                  (k) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.


                                   SECTION 10

                  Effective Date of the Plan. The Plan shall be effective as of the date of its approval by the stockholder of the Company.


                                   SECTION 11

                  Term of the Plan. Subject to Section 5(b), no Award shall be granted under the Plan except the Awards provided for in Sections 6 and 7. Awards granted hereunder shall continue until their respective expiration dates, and the authority of the Committee to administer, interpret, amend, alter, adjust, suspend, discontinue, or terminate, in accordance with the provisions of the Plan, any such Award or to waive any conditions or rights under any such Award shall extend until the latest such date.